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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  VERSICOR INC.
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             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                    04-3278032
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(State of Incorporation or Organization)               (I.R.S. Employer
                                                    Identification Number)

34790 Ardentech Court, Fremont, California                  94555
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 (Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|


Securities Act registration statement file number to which this form relates: NOT APPLICABLE
         ----------------
         (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
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            None                                          Not applicable
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Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Stock Purchase Rights
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Preferred Stock Purchase Rights of Versicor Inc. (the "Company") is contained in a Current Report on Form 8-K, dated June 7, 2001 and filed with the Securities and Exchange Commission (the "SEC") on July 10, 2001, and such description is incorporated herein by reference.



ITEM 2.  EXHIBITS.

EXHIBIT NO.                DESCRIPTION
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       1                   Shareholder Rights Agreement dated as of June 28,
                           2001, between the Company and American Stock Transfer
                           & Trust Company, as Rights Agent (including as
                           Exhibit A, the Certificate of Designations relating to the underlying Series A Junior Participating
                           Preferred Stock; as Exhibit B, the form of Rights
                           Certificate; and as Exhibit C, the Summary of Rights)
                           (previously filed as Exhibit 4.1 to the Company's
                           Current Report on Form 8-K, dated June 7, 2001 and filed July 10, 2001 and incorporated herein by reference).



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           VERSICOR INC.
                                           -------------------------------------
                                           (Registrant)



Date:  July 10, 2001                   By: /s/ GEORGE F. HORNER III
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                                           George F. Horner III
                                           President and Chief Executive Officer